Exhibit 99.1

MBIA Inc. Announces Senior Management Change

Jay Brown to Step Down as CEO effective September 15; Bill Fallon Elected CEO

Leadership Change Fulfills Succession Plan Designed by Brown and Independent Directors; Implemented Over Past Two Years

PURCHASE, N.Y.--(BUSINESS WIRE)--August 10, 2017--MBIA Inc. (NYSE:MBI) (the Company) today reported that its Board of Directors has elected William C. Fallon to the position of Chief Executive Officer of MBIA Inc., effective September 15, 2017, bringing to conclusion MBIA Inc.’s long term succession plan, which has been implemented over the past two years. MBIA CEO Jay Brown has stepped down as CEO effective September 15, 2017. He plans to conclude his service on the MBIA Inc. Board of Directors as of the 2018 Annual Shareholder meeting in May of 2018.

MBIA Chairman of the Board Charles Rinehart said, “One of the key roles of any board and their management team is to have an effective long term succession plan. Over the past several years, Jay has worked with our independent board members to identify and transition a management team to prepare us for when he moves on to his next challenge. Bill has partnered with Jay for the last decade in getting the company through the enormous challenges MBIA faced created by the financial crisis and is extremely well prepared to take on the additional leadership role for MBIA Inc. The company owes Jay a big thank-you for coming back in 2008 and developing a strategy to get us through the difficult circumstances we faced at that time.”

MBIA’s immediately prior Chairman Daniel Kearney added, “Jay’s return to the Company in 2008 proved to be absolutely critical to MBIA’s successful navigation through the financial crisis. Through his vision, leadership and deep understanding of the Company, MBIA was able to design and execute a transformation strategy, overcoming numerous legal and financial challenges, and its operating companies were able to satisfy all of their insurance payment obligations, consensually commute billions of dollars of insurance contracts, and recover billions of dollars of claims payments from financial institutions that defrauded them. We were extremely fortunate to have Jay at the helm during this turbulent period.”

Incoming CEO Bill Fallon said, “I am both humbled and excited to take MBIA forward into its next stage. Jay has been a mentor and an inspiration for me. I look forward to his continued guidance and counsel as both MBIA and Jay pursue their future endeavors.”

MBIA CEO Jay Brown stated, “Bill has demonstrated that he has the leadership and management skills to take MBIA through the next chapter in its history. Notwithstanding recent developments, the Company is well positioned, under Bill’s leadership, to create significant shareholder value in the years ahead. It has been a great honor to serve MBIA in a wide variety of roles over the past 31 years and I look forward to following the company’s success in the years ahead.”

Forward-Looking Statements

This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “intend,” “will,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other factors, the possibility that MBIA Inc. or National will experience increased credit losses or impairments on public finance obligations issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress; the possibility that loss reserve estimates are not adequate to cover potential claims; MBIA Inc.’s or National’s ability to fully implement their strategic plan; and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying MBIA Inc.’s or National’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K, which may be updated or amended in MBIA Inc.’s subsequent filings with the Securities and Exchange Commission. MBIA Inc. and National caution readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. National and MBIA Inc. undertake no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Purchase, New York is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA's website at www.mbia.com.

CONTACT:
MBIA Inc.
Greg Diamond, 914-765-3190
Investor and Media Relations
greg.diamond@mbia.com